Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Talen Energy Corporation of our report dated February 27, 2025 relating to the consolidated financial statements and consolidated financial statement schedules of Talen Energy Corporation (Successor), which appears in Talen Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 7, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Talen Energy Corporation of our report dated March 14, 2024 relating to the consolidated financial statements and consolidated financial statement schedules of Talen Energy Supply, LLC (Predecessor), which appears in Talen Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 7, 2025

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